Exhibit 99.1

Press Release

July 28, 2016

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER RECORD NET INCOME, DECLARES QUARTERLY DIVIDEND.

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that second quarter 2016 net income was $5.5 million, or $0.34 per diluted common share. This is the highest net income ever recorded by the Company for the second quarter of any year. This compares to second quarter 2015 net income of $5.3 million, or $0.33 per diluted common share. On July 27, 2016, the Company’s Board of Directors declared a regular quarterly dividend of $0.17 per common share. The dividend is payable on August 24, 2016 to shareholders of record on August 10, 2016.

For the first six months of 2016, net income was $11.2 million, or $0.69 per diluted common share, up from $10.4 million, or $0.65 per diluted common share, for the first six months of 2015.

The increase in net income for the second quarter and first half of 2016 was primarily the result of higher net interest income, which was due to strong loan growth. Loan growth usually results in a higher balance in the allowance for loan losses, which was achieved by an increase in the provision for loan losses.

“We are very pleased with the second quarter of 2016,” commented Dave Nelson, President and Chief Executive Officer of the Company. “This is the eighth consecutive quarter we have had record earnings for each respective quarter.”

Mr. Nelson added, “Our bankers were very successful booking new business in the second quarter of 2016. We added $106 million to our loan portfolio and added $65 million in deposits.”

Brad Winterbottom, West Bank President, said, “We had exceptional loan growth in the second quarter. While our pipeline of potential new business continues to be strong, we do not expect this kind of growth every quarter. At June 30, 2016, our loans were 13 percent higher than a year ago, and our deposits were 11 percent higher than a year ago.”

Eastern Iowa Market President, Jim Conard, commented, “The loan portfolio of the Eastern Iowa market grew by 10 percent in the second quarter as our lending team assisted a number of business owners and developers with their financing needs.  We believe our consistent loan growth over the past several months is a reflection of our strong reputation in our market.”

“Our momentum in the Rochester market continued through the second quarter with total loans outstanding exceeding $108 million as of June 30, 2016, which is an increase of almost 8 percent from the end of the first quarter,” said Mike Zinser, Rochester Market President.  “Our growth in 2016 has been generated from new customers moving their business from other banks as well as our existing customers expanding their businesses in this strong local economy. We are pleased with the loan growth and strong credit quality of our Rochester office, and encouraged by the robust outlook our business customers are reporting to our bankers,” Zinser added.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 29, 2016. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 12, 2016, by dialing 877-344-7529. The replay passcode is 10077822.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Iowa City, Iowa, one office in Coralville, Iowa and one office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local, national and international economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2016	June 30, 2015
Assets
Cash and due from banks	$42,688	$61,682
Federal funds sold	5,456	20,386
Investment securities available for sale, at fair value	291,939	245,201
Investment securities held to maturity, at amortized cost	48,963	51,302
Federal Home Loan Bank stock, at cost	12,439	12,168
Loans	1,380,841	1,217,378
Allowance for loan losses	(15,829)	(14,364)
Loans, net	1,365,012	1,203,014
Premises and equipment, net	18,719	10,921
Bank-owned life insurance	32,797	32,474
Other assets	13,672	17,057
Total assets	$1,831,685	$1,654,205

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$458,197	$424,558
Interest-bearing:
Demand	264,241	225,442
Savings	677,497	593,369
Time of $250,000 or more	12,870	14,179
Other time	97,457	109,062
Total deposits	1,510,262	1,366,610
Short-term borrowings	27,240	6,910
Long-term borrowings	126,302	129,040
Other liabilities	6,902	6,254
Stockholders' equity	160,979	145,391
Total liabilities and stockholders' equity	$1,831,685	$1,654,205

Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2016	2015	2016	2015
Interest income
Loans, including fees	$14,303	$12,999	$27,769	$25,621
Investment securities	1,895	1,798	3,933	3,687
Other	11	22	31	32
Total interest income	16,209	14,819	31,733	29,340
Interest expense
Deposits	824	551	1,529	1,122
Short-term borrowings	18	3	34	31
Long-term borrowings	1,094	911	2,198	1,870
Total interest expense	1,936	1,465	3,761	3,023
Net interest income	14,273	13,354	27,972	26,317
Provision for loan losses	500	200	700	200
Net interest income after provision for loan losses	13,773	13,154	27,272	26,117
Noninterest income
Service charges on deposit accounts	619	651	1,215	1,271
Debit card usage fees	475	469	922	904
Trust services	294	317	591	642
Increase in cash value of bank-owned life insurance	164	178	332	367
Gain from bank-owned life insurance	—	—	443	—
Realized investment securities gains, net	60	36	60	47
Other income	291	271	570	551
Total noninterest income	1,903	1,922	4,133	3,782
Noninterest expense
Salaries and employee benefits	4,234	4,005	8,490	7,995
Occupancy	983	1,010	1,934	2,059
Data processing	627	569	1,206	1,143
FDIC insurance expense	224	209	442	411
Other expenses	1,751	1,650	3,546	3,281
Total noninterest expense	7,819	7,443	15,618	14,889
Income before income taxes	7,857	7,633	15,787	15,010
Income taxes	2,381	2,361	4,615	4,635
Net income	$5,476	$5,272	$11,172	$10,375

Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2016
2nd Quarter	$0.34	$0.34	$0.17	$19.65	$17.33
1st Quarter	$0.35	$0.35	$0.16	$19.58	$16.04

2015
4th Quarter	0.37	0.37	0.16	21.09	17.74
3rd Quarter	0.34	0.34	0.16	20.99	17.67
2nd Quarter	0.33	0.33	0.16	20.46	17.98
1st Quarter	0.32	0.32	0.14	19.94	16.00
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2016	2015	2016	2015
Return on average assets	1.22%	1.28%	1.27%	1.28%
Return on average equity	13.90%	14.64%	14.33%	14.61%
Net interest margin	3.52%	3.59%	3.52%	3.59%
Efficiency ratio*	46.62%	46.88%	46.76%	47.55%

			As of June 30,
			2016	2015
Texas ratio*			0.60%	3.43%
Allowance for loan losses ratio			1.15%	1.18%
Tangible common equity ratio			8.79%	8.79%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.